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July 29, 2005
 Contact: Charles J. Viater

President/CEO

                   MFB Corp. ANNOUNCES THIRD QUARTER EARNINGS
                       AND QUARTERLY DIVIDEND DECLARATION

                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today consolidated net income on an unaudited basis of $614,000, or $0.44 diluted earnings per share for the three months ended June 30, 2005, compared to net income of $607,000, or $0.44 diluted earnings per share for the three months ended June 30, 2004. MFB Corp's consolidated net income for the nine months ended June 30, 2005 was $1.3 million, or $0.94 diluted earning per share, compared to $1.6 million, or $1.15 diluted earnings per share, for the same period last year.

                   Charles Viater, President and CEO, stated that "The Bank's net interest margin continues to improve and non-interest revenues related to our core business remain strong."

                   In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.125 per share of common stock for the quarter ended June 30, 2005. The dividend is payable on August 16, 2005 to holders of record on August 2, 2005.

                   MFB Corp.'s net interest income before provision for loan losses for the three month period ended June 30, 2005 totaled $3.8 million compared to $2.8 million for the same period last year. For the nine month periods ended June 30, 2005 and 2004 net interest income was $10.8 million and $8.4 million, respectively. The increase in net interest income was due to an increase in loan and investment interest income, offset by an increase in FHLB advances and deposit interest expenses. These increases were primarily attributable to the additional assets and liabilities acquired from Sobieski Bank in August, 2004.

              The provision for loan losses was $632,000 for the nine months ended June 30, 2005 compared to $650,000 for the same period last year. For the three months ended June 30, 2005 the provision for loan loss was $361,000 compared to $150,000 for the three months ended June 30, 2004. The increase for the third quarter ended June 30, 2005 was primarily related to a loan to a rapidly growing computer assembly and distribution company that is experiencing cash flow difficulties. The management of the bank is actively assessing the collateral quality of this borrower and believes the reserve established is adequate to cover losses that might arise based on its current analysis. The percentage of non-performing assets to loans was 1.38% at June 30, 2005, 1.07% at September 30, 2004 and .97% at June 30, 2004.

                   Year to date noninterest income decreased from $4.4 million for the nine months ended June 30, 2004 to $3.1 million for the nine months ended June 30, 2005. The significant decrease is primarily the result of the first quarter non-cash impairment charge through earnings of $948,000 ($626,000 net of tax) for the decline in the value of $2.0 million of Fannie Mae ("FNMA") and $2.0 million of Freddie Mac ("FHLMC") floating rate preferred stock securities MFB holds and the valuation of the Mortgage Servicing rights resulting in an impairment of $86,000 year to date June 30, 2005 compared to a recovery of $464,000 during the same period last year. A mortgage servicing rights valuation recovery of $466,000 occurred in the quarter ended June 30, 2004 compared to a valuation impairment charge of $107,000 for the quarter ended June 30, 2005. Total noninterest income totaled $1.8 million for the third quarter last year compared to $1.3 million for the third quarter this year.

                   Noninterest expense increased from $10.2 million for the nine months ended June 30, 2004 to $11.8 million for the same period in 2005. Occupancy expenses related to the operation of three acquired branches, opening another branch and new Corporate offices were the significant contributors to this increase. Additional increases relating to the acquired branches include the amortization of core deposit and customer relationship intangibles and increased FDIC insurance premiums. Other areas of increase for the nine month periods include salaries and employee benefits, data processing, charitable contributions, and advertising expenses. Noninterest expense increased from $3.6 million for the third quarter last year to $3.9 million for the third quarter this year. The third quarter fluctuations were impacted by the same year to date items noted above offset by decreased consulting expenses for the quarter ending June 30, 2005 compared to 2004. Income tax expense has decreased from last year for the three month period ended June 30 due to decreased income before income taxes.

                   MFB Corp.'s total assets have decreased to $526.5 million at June 30, 2005 from $541.2 million at September 30, 2004. Total loans at June 30, 2005 of $403.5 million increased slightly from the $399.9 million at September 30, 2004. Commercial loans increased from $160.2 million at September 30, 2004 to $172.6 million at June 30, 2005; consumer loans, including home equity loans, increased slightly from $39.0 million at September 30, 2004 to $39.1 million at June 30, 2005 and were offset by mortgage loans decreasing from $200.7 million at September 30, 2004 to $191.8 million at June 30, 2005. Investment securities available for sale decreased from $66.0 million at September 30, 2004 to $50.7 million at June 30, 2005.

                   MFB Corp.'s allowance for loan losses at June 30, 2005 was 1.60% of loans compared to 1.52% at September 30, 2004. For the third quarter ended June 30, 2005, net charge offs were $119,000 compared to $97,000 net charge offs for the quarter ended June 30, 2004. In management's opinion, the allowance for loan losses is adequate to cover probable incurred losses at June 30, 2005.

                   Total deposits decreased from $357.9 million at September 30, 2004 to $349.7 million at June 30, 2005 and Federal Home Loan Bank advances decreased from $133.4 million as of September 30, 2004 to $129.1 million as of June 30, 2005.

                   Total shareholders' equity increased from $35.9 million at September 30, 2004 to $37.6 million at June 30, 2005. The book value of MFB Corp. stock increased from $27.02 at September 30, 2004 to $27.80 at June 30, 2005.

                   MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties.

                            MFB CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      June 30, 2005 and September 30, 2004
                   (in thousands except per share information)


                                                                                                        (Unaudited)
                                                                                               June 30,            September 30,
                                                                                                 2005                 2004
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
Assets
Cash and due from financial institutions                                                          $   6,900            $   9,524
Interest - bearing deposits in other financial institutions - short term                             17,894               19,071
                                                                                           -----------------    -----------------
     Total cash and cash equivalents                                                                 24,794               28,595

Securities available for sale                                                                        50,689               66,021
Other Investments                                                                                    12,574               12,628

Loans held for sale                                                                                   1,886                1,034

Mortgage Loans                                                                                      191,842              200,705
Commercial Loans                                                                                    172,593              160,182
Consumer Loans                                                                                       39,063               39,037
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
     Loans receivable                                                                               403,498              399,924
     Less: allowance for loan losses                                                                (6,442)              (6,074)
                                                                                           -----------------    -----------------
          Loan receivable, net                                                                      397,056              393,850

Premises and equipment, net                                                                          19,853               19,384
Mortgage servicing rights                                                                             2,062                2,092
Cash surrender value of life insurance                                                                5,877                5,707
Goodwill                                                                                              2,423                2,423
Other intangible assets                                                                               2,274                2,693
Other assets                                                                                          6,981                6,795
                                                                                           -----------------    -----------------
               Total assets                                                                      $  526,469           $  541,222
                                                                                           =================    =================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                    $   30,326           $   31,658
          Savings, NOW and MMDA deposits                                                            131,075              136,099
          Time deposits                                                                             188,323              190,136
                                                                                           -----------------    -----------------
               Total deposits                                                                       349,724              357,893

     FHLB advances                                                                                  129,055              133,443
     Loans from correspondent banks                                                                   6,500                6,500
     Accrued expenses and other liabilities                                                           3,567                7,480
                                                                                           -----------------    -----------------
          Total liabilities                                                                         488,846              505,316

Shareholders' equity
     Common stock, no par value, 5,000,000 shares authorized;
          shares issued: 1,689,417 - 06/30/05 and 9/30/04;
          shares outstanding: 1,353,460 - 06/30/05 and 1,329,060 - 9/30/04                           12,371               12,486
     Retained earnings - substantially restricted                                                    33,000               32,195
     Accumulated other comprehensive income (loss),
          net of tax of ($148) - 06/30/05 and $38 - 9/30/04                                           (278)                (792)
     Treasury stock, 335,957 common shares - 06/30/05;
          360,357 common shares - 9/30/04, at cost                                                  (7,470)              (7,983)
                                                                                           -----------------    -----------------
          Total shareholders' equity                                                                 37,623               35,906
                                                                                           -----------------    -----------------
               Total Liabilities and Shareholders' equity                                        $  526,469           $  541,222
                                                                                           =================    =================




                           MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
            Three months and Nine months ended June 30, 2005 and 2004
                   (in thousands except per share information)


                                                              Three Months Ended                   Nine Months Ended
                                                                  June 30,                            June 30,
                                                           2005              2004              2005               2004
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Interest income
    Loans receivable, including fees                        $  6,314         $  5,149          $  18,426          $  15,224
    Securities - taxable                                         610              324              1,937              1,125
    Other interest-bearing assets                                 53               32                145                129
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest income                                6,977            5,505             20,508             16,478
Interest expense
    Deposits                                                   1,693            1,333              4,900              4,004
    FHLB advances and other borrowings                         1,532            1,364              4,806              4,111
                                                                                           --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest expense                               3,225            2,697              9,706              8,115
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net interest income                                            3,752            2,808             10,802              8,363
Provision for loan losses                                        361              150                632                650
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net interest income after provision for                        3,391            2,658             10,170              7,713
           loan losses
Noninterest income
     Service charges on deposit accounts                         831              793              2,417              2,214
     Trust fee income                                            100              148                300                405
     Insurance commissions                                        53               60                153                152
     Net realized gains from sales of loans                      221              265                622                810
     Mortgage servicing asset recovery (impairment)            (107)              466               (86)                464
     Net gain (loss) on securities available for sale              -            (109)              (948)              (109)
     Other                                                       178              137                644                493
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest income                             1,276            1,760              3,102              4,429
Noninterest expense
     Salaries and employee benefits                            1,953            1,749              5,617              5,147
     Occupancy and equipment                                     645              642              2,298              1,863
     Professional and consulting fees                            153              242                524                586
     Data processing expense                                     164              175                559                452
     Other expense                                               970              765              2,811              2,179
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest expense                            3,885            3,573             11,809             10,227

Income before income taxes                                       782              845              1,463              1,915
Income tax expense                                               168              238                163                336
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net income                                             $                       $  607           $  1,300           $  1,579
                                                       614
                                                       ==============    =============     ==============     ==============
                                                       ==============    =============     ==============     ==============

Basic earnings per common share                             $   0.45          $  0.46           $   0.97            $  1.20
Diluted earnings per common share                           $   0.44          $  0.44           $   0.94            $  1.15